Exhibit 99.1

Xperi Inc. Announces Definitive Agreement to Sell its AutoSense and Imaging Business to Tobii AB

Sale Streamlines Business and Enhances Strategic Focus on Entertainment

SAN JOSE, Calif. (December 12, 2023) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), an entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced it has entered into a definitive agreement to sell its AutoSense in-cabin safety business and related imaging solutions to Tobii AB, an eye tracking and attention computing company based in Sweden listed on the Stockholm Nasdaq exchange.

“Over the past year, with our strategic progress accelerating our independent media platforms in Smart TV, Connected Car, and Video over Broadband, we have been evaluating ways to further streamline our business and focus our investments on entertainment markets where we are best positioned to generate the strongest returns. As such, we felt the time was right to exit the AutoSense and related imaging business,” said Jon Kirchner, chief executive officer of Xperi. “We are proud of the roughly 280 employees and the world class technology they built over the years and believe the business will thrive under Tobii’s leadership. We look forward to watching the AutoSense business grow as the market for advanced automotive safety technologies continues to evolve,” added Kirchner.

Sale proceeds of $42.7 million are comprised of a senior secured promissory note in the principal amount of approximately $27.7 million carrying a fixed rate of 8% interest to be repaid by Tobii in three annual installments beginning in 2027, and an aggregate of $15 million in future cash payments scheduled to be received over four years beginning in 2028. In addition, there is potential incremental contingent cash consideration paid in 2031 directly tied to the success of Tobii’s in-cabin safety business over the next 7 years.

The transaction is subject to customary closing conditions and is expected to close within 30 days. The estimated impact on 2024 revenue is approximately $30 million and the transaction is expected to be modestly accretive to Adjusted EBITDA upon closing. The Company expects to issue 2024 full-year guidance in February.

Centerview Partners LLC served as exclusive financial advisor for Xperi, and DLA Piper LLP acted as legal advisor.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands and partnerships (DTS®, HD Radio™, TiVo®), and by its startup, Perceive, and IMAX Enhanced, an IMAX and DTS partnership, are integrated into billions of consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences. Xperi has created a unified ecosystem that reaches highly engaged consumers driving increased value for partners and customers.

Xperi, DTS, HD Radio, Perceive, TiVo, and their respective logos are trademarks or registered trademarks of affiliated companies and partners of Xperi Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Xperi Investor Contact:

Mike Iburg

VP, Investor Relations

+1 408-321-3827

ir@xperi.com

Media Contact:

Amy Brennan

Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com

SOURCE: XPERI INC.

XPER-C

# # #

2